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                                                                     EXHIBIT 5.1

          [FEDER KASZOVITZ ISAACSON WEBER SKALA & BASS LLP LETTERHEAD]



                                  May 7, 1998


JAKKS Pacific, Inc.
22761 Pacific Coast Highway
Malibu, CA 90265


Gentlemen:


     We have acted as counsel for JAKKS Pacific, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-3, as amended (the "Registration Statement"), under the Securities Act of 1933, relating to the public offering of 2,912,134 shares of common stock, par value $.001 per share, of the Company. Capitalized terms are used herein as defined in the Registration Statement.

     We have examined the Registration Statement, the Debentures and the Convertible Loan Agreement relating thereto, the Certificate of Designation and Preferences of Series A Preferred Stock and the Series A Preferred Stock Purchase Agreement relating thereto, and the warrants and option agreements upon the exercise of which Shares are to be issued. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and by-laws, records of corporate proceedings, including minutes of meetings and written consents of the Board of Directors and stockholders, certificates of public officials or officers or other authorized representatives of the Company, and such other instruments and documents, and we have made such examination of law as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies thereof.

     Based on the foregoing, we are of the opinion that:

     (a) The currently outstanding Shares are duly authorized, validly issued, fully paid and non-assessable.

     (b) The Shares issuable upon conversion of the Debentures or the Series A Preferred Stock or upon exercise of the warrants or options referred to in the Registration Statement have been duly authorized and reserved for issuance and when issued in accordance with the terms of the Debentures, Certificate of Designation and Preferences of Series A Preferred Stock, warrants or options, respectively, will be validly issued, fully paid and nonassessable.




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JAKKS Pacific, Inc.
Page 2

May 7, 1998



     We hereby consent to the reference to this firm in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,


                                        /S/ Feder, Kaszovitz, Isaacson,
                                            Weber, Skala & Bass LLP